EXHIBIT 10.17

HUDSON PACIFIC PROPERTIES, INC.

DIRECTOR STOCK PLAN

Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), hereby adopts this Hudson Pacific Properties, Inc. Director Stock Plan (the “Plan”). The Plan is established to allow non-employee directors to increase their respective equity interests in the Company by electing to have a portion of their annual compensation that would otherwise be payable in cash applied instead to the purchase of shares of the Company’s common stock, delivered currently or on a deferred basis. This Plan is intended to constitute a plan that merely permits directors to purchase shares from the Company at fair market value under NASDAQ Listing Rule 5635(c) and NYSE Listed Company Manual Section 303A.08, and consequently is intended to be exempt from the NASDAQ and NYSE rules regarding shareholder approval of “equity compensation plans”.

ARTICLE I

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

“Board” shall mean the Board of Directors of the Company.

“Change in Control Event” has the meaning provided in Section 2.3(d) below.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan). The Committee shall consist solely of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule.

“Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

“Company” shall mean Hudson Pacific Properties, Inc., a Maryland corporation.

“Deferred Stock” shall mean Common Stock issued under the Plan on a deferred basis that constitutes, or provides for, a deferral of compensation subject to Section 409A(a) of the Code.

“Director” shall mean a member of the Board who is not an Employee.

“Director Compensation” shall mean the amount of fixed cash compensation payable to a Director as determined by the Board from time to time for each Plan Year, including any annual retainer fee and compensation for services rendered as a member of a committee of the Board or as a chairperson of such committee. For the avoidance of doubt, Director Compensation does not include, for purposes of this Plan, amounts that are payable by their terms to a Director in any medium other than cash, including without limitation, any Director fees payable by their terms in shares of Common Stock.

“Distribution Date” has the meaning provided in Section 2.3(h) below.

“Effective Date” shall mean the date the Plan is adopted by the Board.

“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code and the regulations and revenue rulings thereunder) of the Company, including any subsidiary or affiliate thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:

(a) if the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be the fair market value of the Common Stock established by the Committee in good faith.

“IPO Date” shall mean the date on which the Company made its first public offering of its Common Stock to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

“Plan” shall mean this Hudson Pacific Properties, Inc. Director Stock Plan, as amended from time to time.

“Plan Year” shall mean a calendar year or, with respect to the year in which the Effective Date occurs, the portion of such calendar year occurring from and after the IPO Date .

“Section 409A” means Section 409A of the Code (and any successor provision thereto) and the Treasury Regulations and other official guidance promulgated thereunder.

“Separation from Service” has the meaning provided in Section 2.3(d) below.

“Stock Deferral Election” has the meaning provided in Section 2.3(b) below.

“Stock Payment Election” has the meaning provided in Section 2.2(a) below.

ARTICLE II

ISSUANCE OF SHARES

Section 2.1—Authorization to Issue Common Stock

(a) The Company is authorized to issue shares of Common Stock under the Plan in payment of Director Compensation otherwise payable in cash to any Director who elects to receive such shares of Common Stock in accordance with Section 2.2 or 2.3 below.

(b) The shares of Common Stock issuable under the Plan may be either previously authorized but unissued shares or shares purchased in the open market.

Section 2.2 – Election to Receive Director Compensation in the Form of Common Stock (Stock Payment Elections)

(a) General; Timing of Elections. A Director may elect to apply all or a portion of the total Director Compensation otherwise payable in cash to him or her towards the acquisition of shares of Common Stock on the date(s) on which such Director Compensation would otherwise be paid in cash (a “Stock Payment Election”). Stock Payment Elections shall be made by delivering to the Committee (or its designee) an election form (which may be in paper or electronic format) prescribed by the Committee from time to time, no later than the last business day of the second month of the calendar quarter in which such Director Compensation is earned, or such later date as the Committee may, in its sole discretion, determine. Each Stock Payment Election shall specify whether such election (i) applies with respect to a limited period or (ii) will continue in effect unless and until terminated by the Director in accordance with Section 2.2(b) below. If a Director does not make a timely Stock Payment Election with respect to any Director Compensation, such amounts shall be paid in cash on the date on which such Director Compensation would otherwise be payable to the Director absent any election.

(b) Revocability of Elections. A Director may revoke a Stock Payment Election made in accordance with Section 2.2(a) above by notifying the Committee of such revocation in writing no later than the last business day of the second month of the calendar quarter in which such Director Compensation is earned, or such later date as the Committee may, in its sole discretion, determine. Any such revocation may apply to all or a portion of the Director Compensation otherwise payable in shares of Common Stock pursuant to a Stock Payment Election.

(c) Payment in Shares. Each Director who delivers a timely Stock Payment Election with respect to all or a portion of the Director Compensation in accordance with Section 2.2(a) above shall automatically be issued, on the date(s) on which the Director Compensation subject to such election would otherwise be payable in cash, a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Director Compensation with respect to which such Director has made a Stock Payment Election under Section 2.2(a) above, by (ii) the Fair Market Value of a share of Common Stock on the date that such Director Compensation would otherwise be payable in cash; provided, that any fractional share of Common Stock shall be paid in cash.

Section 2.3 – Election to Receive Director Compensation in the Form of Deferred Stock (Stock Deferral Elections)

(a) General. For Director Compensation earned in Plan Year 2011 or any Plan Year beginning thereafter, a Director may irrevocably elect to apply all or a portion of the total Director Compensation otherwise payable in cash to him or her for such Plan Year towards the acquisition of Deferred Stock. The election to receive, and payment of, Deferred Stock shall satisfy the requirements of this Section 2.3 and of Section 409A, to the extent applicable.

(b) Initial Deferral Elections. Any initial deferral election with respect to Deferred Stock (together with any subsequent deferral election under Section 2.3(c) below, a “Stock Deferral Election”) shall satisfy the requirements of Section 409A, to the extent applicable and, except as otherwise set forth in this Section 2.3(b), any initial Stock Deferral Election with respect to Director Compensation for services performed during a given Plan Year shall be made not later than the last day of the immediately preceding Plan Year, or at such other time as may be determined by the Committee, in its sole discretion, in accordance with the requirements of Section 409A. Notwithstanding the foregoing, in the case of the first year in which a Director becomes eligible to participate in the Plan, an initial Stock Deferral Election may be made within thirty (30) days after the date the Director first so becomes eligible to participate in the Plan, as provided under Section 409A, and may be made only with respect to Director Compensation payable for services to be performed during or after the period commencing on the first day of the first full calendar quarter immediately following the date of such initial Stock Deferral Election.

(c) Subsequent Deferral Elections. Directors may elect to further defer the distribution or payment of Deferred Stock under the Plan pursuant to a subsequent Stock Deferral Election. Any subsequent Stock Deferral Election that is made with respect to Deferred Stock after such time as the initial Stock Deferral Election described in Section 2.3(b) becomes irrevocable and that provides for a delay in a distribution or payment of any Deferred Stock must satisfy the requirements of Section 409A, and:

(i) such subsequent Stock Deferral Election may not take effect until at least twelve (12) months after the date on which the election is made;

(ii) in the case of a subsequent Stock Deferral Election that relates to a distribution or payment not described in Section 2.3(d)(i)(2), (3) or (6), the first payment with respect to such election may be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

(iii) in the case of a subsequent Stock Deferral Election that relates to a distribution or payment described in Section 2.3(d)(i)(4), such election may not be made less than twelve (12) months prior to the date the payment is scheduled to be made or, in the case of installment payments that are treated as a single payment under Section 409A, not less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 2.3(d)(i)(4).

(d) Permitted Distribution Events.

(i) Subject to Section 2.3(d)(ii) below, any Deferred Stock shall be distributed as provided in the terms of the applicable Stock Deferral Election made in accordance with Sections 2.3(b) and (c) above, Section 2.3(h) below and the requirements of Section 409A, which shall not provide in any event for distribution earlier than:

(1) the Director’s separation from service (a “Separation from Service”),

(2) the Director’s disability,

(3) the Director’s death,

(4) a specified time (or pursuant to a fixed schedule) specified under the applicable deferral election,

(5) a change in control event (a “Change in Control Event”), or

(6) the occurrence of an unforeseeable emergency with respect to the Director.

(ii) In the case of a Director who is a “specified employee”, the requirement of Section 2.3(d)(i)(1) above shall be met only if the distributions with respect to the Deferred Stock may not be made before the date which is six (6) months after the Director’s separation from service (or, if earlier, the date of the Director’s death).

(iii) The requirement of Section 2.3(d)(i)(6) above shall be met only if, as determined under Section 409A, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts reasonably necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

(iv) For purposes of the Plan, the terms specified in Section 2.3(d)(i)(1) – (6) above shall have the respective meanings ascribed to them under Section 409A.

(e) Stock Deferral Election Timing; Revocability. Each Stock Deferral Election under this Section 2.3 shall be made by delivering to the Committee (or its designee) an election form (which may be in paper or electronic format) prescribed by the Committee from time to time, which shall specify (without limitation), (i) the portion of Director Compensation to be deferred, and (ii) any applicable fixed distribution date and number of annual installment payments (in each case, if any). Any such election that has not been revoked in a writing submitted to the Committee (or its designee) on or prior to the last day on which such election could validly be made under the terms of the Plan and Section 409A shall be irrevocable with respect to the Director Compensation subject to such election as of the first day on which such election could no longer validly be made under the terms of the Plan and Section 409A. If a Director does not make a timely initial Stock Deferral Election pursuant to this Section 2.3 for a given Plan Year (or portion thereof) prior to the commencement of such Plan Year (or such later date as may be permitted under the Plan for newly eligible Directors), the Director shall receive the Director Compensation payable for such Plan Year (or portion thereof) in the form of non-deferred cash (or shares of Common Stock if a Stock Payment Election instead applies to such Director Compensation) on the date on which such Director Compensation would otherwise be payable to the Director absent any Stock Deferral Election.

(f) Prohibition on Acceleration. The time or schedule of any distribution or payment of any Deferred Stock shall not be accelerated, except as otherwise permitted under Section 409A, including without limitation, Treasury Regulation 1.409A-3(j).

(g) Crediting of Deferred Stock Units. Each Director who delivers an effective and timely initial Stock Deferral Election with respect to all or a portion of the Director Compensation payable for a Plan Year in accordance with Section 2.3(a) above shall, on the date(s) on which such Director Compensation would otherwise be payable in cash, be credited in a bookkeeping account maintained by the Company a number of deferred stock units equal to the quotient obtained by dividing (i) the portion of the Director Compensation with respect to which such Director has made such election hereunder, by (ii) the Fair Market Value of a share of Common Stock on the date that such Director Compensation would otherwise be payable in cash. The Company may, in its sole discretion, create one or more subaccounts under any such bookkeeping account to reflect deferred stock units whose underlying shares of Common Stock may be subject to different distribution schedules or otherwise as necessary or convenient to the administration of the Plan (such bookkeeping accounts, together with any subaccounts thereunder, the “Accounts”). Neither this Plan nor any bookkeeping account established hereunder shall hold any shares of Common Stock or give any Director or any beneficiary thereof any right, interest or claim in any particular assets of the Company, other than that of a general, unsecured creditor.

(h) Distribution of Shares. Subject to the following sentence, shares of Deferred Stock underlying deferred stock units held in a Director’s Account shall be distributed in a single lump-sum distribution upon the earliest to occur of: (i) the Director’s Separation from Service; (ii) the occurrence of a Change in Control Event; (iii) to the extent so elected by the Director in accordance with the Plan and Section 409A of the Code, a fixed date or series of up to five (5) substantially equal annual installments beginning on a fixed date and specified by the Director in the Stock Deferral Election applicable to such shares; and (iv) the occurrence of the Director’s death or disability (within the meaning of Section 409A of the Code) (any such date, a “Distribution Date”). To the extent that any fractional shares of Deferred Stock become distributable on a Distribution Date, such fractional shares shall be distributed in cash based on the Fair Market Value. Notwithstanding anything in this Plan or any Stock Deferral Election form to the contrary, with respect to any Director who is a “specified employee” at the time of such Director’s Separation from Service, the distribution of such Director’s Account upon such Separation from Service shall, to the extent that such distribution upon a Separation from Service would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code, be delayed until the date which is six (6) months and one (1) day after the date on which such Separation from Service occurs (or, if earlier, the date of the Director’s death). To the extent that any Director elects to receive distributions as annual installments in accordance herewith, each installment shall be treated as a separate payment for all purposes under Section 409A.

(i) Dividend Equivalents. Each deferred stock unit credited to a Director’s Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such deferred stock unit. Dividend equivalents shall be paid to Directors in cash on the Company’s applicable dividend payment date based on the number of deferred stock units held in the Director’s Account on the applicable Company record date. The dividend equivalent right associated with a deferred stock unit shall remain outstanding until the delivery to the Director of the share of Stock underlying such deferred stock unit.

(j) Carryover of Stock Deferral Elections. Each initial Stock Deferral Election with respect to Director Compensation shall specify whether the election will apply only to Director Compensation payable for services to be performed during the particular Plan Year (or portion thereof) with respect to which it is initially made or whether such election shall also carry over to any subsequent Plan Year(s) during which the individual continues to serve as a Director, unless and until terminated.

Section 2.4 – Amount of Director Compensation With Respect to Which Elections May be Made

The Committee may, in its sole discretion, from time to time establish the minimum and/or maximum amount(s) of Director Compensation with respect to which an election may be made pursuant to Section 2.2 or Section 2.3 hereof.

Section 2.5—Tax Withholding

The Company shall have the authority and the right to deduct or withhold, or require the Director to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning the Director arising as a result of the Plan.

ARTICLE III

ADMINISTRATION

Section 3.1 - Duties and Powers of the Committee

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the Board may, in its sole discretion, at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules or regulations of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded.

Section 3.2 - Expenses; Professional Assistance; Good Faith Actions

All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Directors to whom shares of Common Stock are issued and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE IV

OTHER PROVISIONS

Section 4.1 – Effective Date

The Plan shall be effective as of the Effective Date. No election under Article II shall be effective with respect to Director Compensation payable for services performed prior to the IPO Date.

Section 4.2—Conditions to Issuance of Shares

(d) Notwithstanding anything herein to the contrary, the Company shall issue or deliver certificates or record the issuance of uncertificated shares of Common Stock covered by an effective registration statement or applicable exemption from registration, unless the Committee determines, with advice of counsel, that the issuance of such shares is not in compliance with all applicable laws, regulations of governmental authorities or, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Committee may require that a Director make such reasonable covenants, agreements and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

(e) All Common Stock certificates delivered pursuant to the Plan and all uncertificated shares are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded. The Committee may place legends on any Common Stock certificate or book entry account statement to reference restrictions applicable to the Common Stock.

(f) The Committee shall have the right to require any Director to comply with any timing or other restrictions with respect to any election and/or payment under the Plan, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(g) No fractional shares of Common Stock shall be issued under the Plan.

(h) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee (which determination may be made, in the sole discretion of the Committee, at the request of a Director) and/or required by any applicable law, rule or regulation, the Company’s transfer agent or any depository for such shares, the Company shall not deliver to any Director certificates representing shares of Common Stock issued in connection with any issuance and instead the issuance and transfer of such uncertificated shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

Section 4.3—Compliance with Laws

The Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, without limitation, state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and any agreements entered into under the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.4 – Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the kind of shares that may be issued under the Plan and (ii) the number and kind of shares (or other securities or property) underlying deferred stock units held in Director Accounts.

Section 4.5 – No Rights as Stockholder

The right to receive Common Stock or Deferred Stock under the Plan shall not entitle any person to any rights as a stockholder with respect to such Common Stock or Deferred Stock unless and until such shares of Common Stock have been issued to such Participant.

Section 4.6 - Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee.

Section 4.7 - Governing Law

The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

Section 4.8 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

*            *            *             *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Hudson Pacific Properties, Inc. on September 22 , 2010.

Executed on this 22nd day of September , 2010.

/s/ Howard S. Stern
Howard S. Stern Secretary